Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2024, (the “Effective Date”) by and between BRIDGEBIO SERVICES, INC., a Delaware corporation (“BBIO”) and THERAS, INC., a Delaware corporation, with its principal place of business located at 1 Corporate Drive, South San Francisco, CA 94080 (“BBOT”). BBOT and BBIO are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

A. BBOT has entered into a Series B Preferred Stock Purchase Agreement, dated April 30, 2024, pursuant to which BBOT has agreed to issue and sell shares of its Series B Preferred Stock to certain investors for aggregate gross proceeds of approximately $200 million (the “Transaction Agreement”).

B. In connection with the closing of the transactions contemplated under the Transaction Agreement, BBOT has requested that BBIO provide certain post-closing services to BBOT, and BBIO is willing to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definitions. When used in this Agreement and in the Exhibits, the following terms shall have the following meanings:
(a)
“Services” shall mean the services listed in any service schedule in the form of EXHIBIT A attached hereto that the Parties mutually agree (each, a “Service Schedule”) will be provided pursuant to the terms of this Agreement.
(b)
“Services Period” shall mean the 18-month period following the Closing unless otherwise stated for a particular Service in a Service Schedule. The Services Period(s) may be extended upon BBOT’s written request and BBIO’s acceptance thereof.
(c)
All other capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement.
2.
Provision of Services; Certain Limitations.
(a)
Service Term. Each Service described in a Service Schedule shall commence on the Effective Date or, if later, the date of the applicable Service Schedule and shall continue until the earliest to occur of (i) the expiration of the term of such Service as set forth in the applicable Service Schedule, as may be extended in accordance with this Agreement, (ii) the expiration or termination of this Agreement pursuant to Section 4(a) or 4(b), and (iii) the termination of such Service pursuant to Section 4(b). This Agreement is a master agreement and any Service Schedule shall be construed as a separate and independent agreement for the performance of the Services described therein, subject to the terms and conditions of this Agreement. Any termination of any Service under EXHIBIT A shall not terminate this Agreement or any other Service then being provided pursuant to this Agreement. On a quarterly basis during the Service Period(s), the parties shall review the then-applicable Service Schedule and mutually agree on any amendments to the Services and/or Operating Expenses (as defined below), which shall be documented in an updated Service Schedule to be appended to this Agreement and incorporated by reference herein.
(b)
Performance. Subject to the provisions of this Agreement, BBIO shall use commercially reasonable efforts to provide the Services in a timely, competent and workmanlike manner and quality that are substantially consistent with BBIO’s past performance of such activities in its business in the ordinary course. At its option and with the consent of BBOT (which consent shall not unreasonably be withheld), BBIO may subcontract the performance of any Service it is required to provide hereunder to any other person or entity that is providing, or may from time to time provide, the same or similar services for BBIO. BBIO shall give the service needs of BBOT equal priority with other users of the Services and shall use commercially reasonable efforts to notify BBOT prior to any change in the resources of BBIO utilized in the provision of the Services.
(c)
Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services, including exchanging relevant information and documentation.

(d)
Certain Limitations on Services.
(i)
Nothing in this Agreement shall require BBIO or any of its Affiliates to obtain any additional or different licenses, systems, resources, personnel, or operations to provide any of the Services or to comply with any of its obligations set forth in this Agreement, other than as (A) required to maintain capabilities existing as of the Closing (e.g., software or security patches, bug fixes, etc.), (B) consistent with BBIO’s practices as of the Closing and (C) necessary for the performance of the Services.
(ii)
The following are exceptions to the obligations of BBIO to provide any particular Service as contemplated hereby: (i) if BBIO or any of its Affiliates cannot provide such Service due to a Force Majeure Event (as defined below) or (ii) if providing such Service would be prohibited by applicable Law, rule or regulation.
(e)
No Warranties. BBIO MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND WITH RESPECT TO THE SERVICES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
(f)
Force Majeure. If BBIO is unable to timely perform any of the Services by reason of a Force Majeure Event (as defined below), the provision of such Services by BBIO shall be excused and suspended for the duration and to the extent of such Force Majeure Event. In the event of a Force Majeure Event, the Parties shall in good faith make the best possible arrangements by mutual agreement and according to the circumstances to resume the performance of such Services consistent with the intent of this Agreement. A “Force Majeure Event” means any military operation, an act of terrorism, an act of any federal, state or local government, agency or department thereof which expressly prohibits BBIO from performing the Services, an embargo, an act of subversive activity or sabotage, natural disasters (including, without limitation, earthquakes, storms or floods), a fire, an explosion, a power or telephone outage, insurrection, riots or other civil disorder, strike or other labor stoppage, slowdown or dispute, any pandemic or global contagion event or any other like material event, and which is beyond the reasonable control of BBIO.
3.
Fees and Expenses; Invoicing; Payment.
(a)
Fees. In consideration for the Services to be performed by BBIO pursuant to this Agreement, during the continuation of this Agreement, BBOT shall pay to BBIO, in the manner provided for in Section 3(b), the mutually agreed-to service fees, if any, set forth in the applicable Service Schedule which shall not exceed the cost to BBIO of performing such Services based on its FTE costs and the estimated hours required to perform such Services as mutually agreed by the Parties (such amounts, the “BBIO Operating Expenses”). In addition, upon achievement of the milestone events set forth on EXHIBIT B as determined at the sole discretion of the BBOT Board of Directors (the “Milestone Events”), BBIO shall be responsible for making payments up to the corresponding maximum milestone payments, which payment amounts shall be determined in the sole discretion of the BBOT Board of Directors (the “Milestone Payments”) to the individuals listed in EXHIBIT B (the “Individuals”), such total Milestone Payments not to exceed [***] in the aggregate. In the event BBIO pays any of such Milestone Payments to the Individuals, BBOT shall reimburse BBIO for the actual amounts of such Milestone Payments.
(b)
Expenses. BBOT shall reimburse BBIO for reasonable, documented travel and pass through expenses which may include, but not necessarily be limited to, coach airfare, lodging, meals, car rental/taxi/public transportation, telephone, postage, photocopying, internet access and other data transmittal expenses and fees or expenses of third-party suppliers or vendors, in each case, incurred by BBIO in performing the Services hereunder; provided that such expenses in excess of $100,000 in the aggregate in any year shall be submitted to BBOT for approval in advance (which shall not be unreasonably withheld, conditioned or delayed).
(c)
Invoicing.
(i)
Within thirty (30) days after the end of each calendar month throughout the continuance of this Agreement, BBIO shall deliver to BBOT an invoice setting forth an itemization of the BBIO Operating Expenses and any expenses incurred pursuant to Section 3(b) for the month so ending.
(ii)
BBOT shall pay to BBIO, within thirty (30) days after receipt of such invoice, all amounts payable to BBIO with respect to such invoice. BBIO will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to BBIO’s performance of Services and receipt of BBIO Operating Expenses to paid to BBIO by BBOT pursuant to this Agreement.
(iii)
BBIO shall at all times keep complete and accurate records and books of account with respect to the BBIO Operating Expenses, which, upon reasonable request, BBOT may inspect. BBOT shall have the right to ask an applicable representative of BBIO questions about any BBIO Operating Expenses, which representative BBIO shall make reasonably available upon reasonable request during normal business hours of BBIO or such representative, as applicable, and to request that BBIO provide additional documentation or support to BBOT with respect to any BBIO Operating Expenses and BBIO shall provide or cause to be provided to BBOT such documentation or support as may be reasonably requested in accordance herewith.
(d)
BBOT Services. In consideration for services to be performed by employees of BBOT on behalf of BBIO in accordance with individual consulting agreements to be entered into by and between BBIO and certain individual employees of BBOT, BBIO shall pay to BBOT, in accordance with Section 3(a)-(c), mutatis mutandis, the mutually agreed-to reimbursement fees, if any, set forth on EXHIBIT B which shall not exceed the cost of BBOT to have its employees perform such services based on its FTE costs and estimated hours required to perform such services as mutually agreed by the Parties (such amounts, the “BBOT Operating Expenses”).
(e)
Relationship of the Parties. This Agreement shall in no manner be construed by either Party as granting to (i) BBIO the power or authority to execute, accept, sign, close or otherwise consummate any contracts or agreements of any kind whatsoever on behalf of BBOT, or in any other way to legally bind or obligate BBOT, or (ii) BBOT the power or authority to execute, accept, sign, close or otherwise consummate any contracts or agreements of any kind whatsoever on behalf of BBIO, or in any other way to legally bind or obligate BBIO. Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between BBOT and BBIO. Accordingly, in the performance of the Services to be rendered hereunder, BBIO at all times shall act as principal and an independent contractor and not in any respect as an agent, attorney or employee of BBOT.
4.
Term; Termination.
(a)
Term. This Agreement shall remain effective until the expiration of the last to expire Services Period, unless earlier terminated as provided in Section 4(b).
(b)
Termination. This Agreement (or any portion of the Services rendered hereunder) may be terminated (i) upon the mutual written agreement of the Parties or (ii) by BBOT, with or without cause, by giving written notice to BBIO of such termination at least two (2) weeks prior to the effective date of such termination.
(c)
Effect of Termination. Termination or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination or expiration, including damages arising from any breach under this Agreement. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement. Within thirty (30) days after receipt of adequate documentation therefor, BBOT shall make a payment to BBIO (and/or BBIO may retain from moneys previously paid by BBOT) for Services completed in accordance with this Agreement prior to such termination, including: (a) actual reasonable, documented costs, to the extent approved by BBOT in a SOW or in a prior written authorization, incurred by BBIO in performing Services until the effective date of termination and for which BBIO has not yet been paid by BBOT; and (b) reasonable non-cancelable obligations properly incurred for the Services by BBIO prior to the effective date of termination to the extent such obligations cannot be reasonably mitigated. Except as provided in this Section 4(c), BBOT shall have no obligation of payment to BBIO for Services performed after the date of termination.
(d)
Survival. Sections 3(a), 3(e), 4(c), 4(d), 5, 6, 7 and 9 shall survive expiration or termination of this Agreement.
5.
Indemnification.
(a)
BBOT shall indemnify, defend and hold harmless BBIO and its officers, employees, Affiliates and agents from and against any losses, damages, injuries or expenses (“Losses”) incurred as a result of any claims demands or actions (i) by any third party arising out of or related to BBOT’s breach of this Agreement or gross negligence or willful misconduct in connection with the performance of this Agreement, or (ii) arising out of Services provided by BBIO under this Agreement and arising out of or related to any of the retained agreements or statements of work set forth on EXHIBIT C, following the initial closing of the transactions contemplated under the Transaction Agreement, except to the extent Losses arise out of or relate to breach by BBIO of such retained agreements or statements of work; and with respect to (i) and (ii) generally, except in each case to the extent such Losses arise from BBIO’s breach of this Agreement or gross negligence or willful misconduct.
(b)
BBIO shall indemnify, defend and hold harmless BBOT and its officers, employees, Affiliates and agents from and against any Losses incurred as a result of any claims demands or actions by any third party arising out of or related to BBIO’s breach of this Agreement or gross negligence or willful misconduct in connection with the performance of this Agreement, except in each case to the extent such Losses arise from BBOT’s breach of this Agreement or gross negligence or willful misconduct. Without limiting the foregoing, BBIO shall indemnify, defend and hold harmless BBOT and its officers, employees, Affiliates and agents from and against any Losses incurred as a result of any claims, demands or actions by any current, former or future employee or service provider of BBIO or BBOT (or, in each case, any Affiliate thereof) arising out of or related to any arrangements existing, promised or entered into between such employee or service provider listed on Exhibit D and BBIO or BBOT (or, in each case, any Affiliate thereof) prior to or on the Effective Date providing for milestone or incentive payments, other than payments expressly approved by the BBOT Board of Directors following the Closing.
(c)
EXCEPT FOR A BREACH OF SECTIONS 6 OR 7, NO PARTY SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES (INCLUDING LOST PROFITS, LOST REVENUES AND LOSS OF BUSINESS), WHETHER FORESEEABLE OR NOT, WHETHER OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER. For clarification, nothing under this Section 5(c) shall be construed to limit either Party’s indemnification obligations under Sections 5(a) or 5(b).
6.
Confidentiality.
(a)
“Confidential Information” means any and all information, data or know-how, whether technical or non-technical, whether in oral, written, graphic, or electronic form, that is disclosed by one Party or its Affiliates during the performance of this Agreement (each a “disclosing party”), to the other Party hereto or any of its Affiliates (each a “receiving party”), including any and all methods and/or materials used in the business of the disclosing party or one of its affiliates, as applicable, technical information, technologies, systems, processes, procedures, know-how, data, trade secrets (as such are determined under applicable law), samples, inventions (whether patentable or unpatentable), improvements, methods, materials and compositions, devices, molecules, genetically engineered organisms, formulae, illustrations, patent applications, products, works of authorship, compilations, programs, schematics, designs, drawings, technical plans, prototypes, production and manufacturing processes and techniques, research, development activities and plans, specifications, computer programs, object and source code, databases, passwords, log on identifiers, algorithms, derivative works, reports, mask works, business and financial data, business plans, skills and compensation of employees and consultants, pricing, financial and operational information, information regarding litigation or other regulatory actions or complaints, marketing plans, customer and supplier information (including actual or potential customers or suppliers, customer or supplier lists, and customer or supplier requirements), regardless of the form in which such information appears, or by which it is communicated whether in tangible or intangible form, whether or not marked as confidential or otherwise identified as confidential, and whether or not stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, as well as all documents and other information which contain or reflect or are generated from any of the foregoing. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, all Work Product and/or Intellectual Property (each as defined below) shall be deemed BBOT’s Confidential Information, and BBOT shall be deemed the disclosing party and BBIO shall be deemed the receiving party with respect thereto.
(b)
Requirements. The receiving party shall hold all Confidential Information of the disclosing party in confidence and shall not disclose, use, copy, publish, distribute, display, disseminate, provide access to or in any way disburse any Confidential Information, except: (i) as reasonably necessary to carry out its responsibilities under this Agreement; (ii) as otherwise allowed under this Agreement; or (iii) with written consent of the disclosing party. The receiving party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its and its Affiliates’ employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the disclosing party. The failure of any Representative (as define below) of the receiving party to comply with the terms and conditions of this Section 6 shall be considered a breach of this Agreement by the receiving party.
(c)
Exceptions. The obligations set forth in Section 6(b) shall not apply to any portion of Confidential Information which the receiving party can prove by competent evidence:
(i)
is now, or hereafter becomes, through no act or failure to act on the part of the receiving party or its Affiliates in breach of this Agreement, publicly known or available;
(ii)
is furnished to the receiving party by a third party that is free to disclose to others on a non-confidential basis and without breach of any obligation of confidentiality or non-disclosure; or
(iii)
was independently developed by the receiving party or its Affiliates outside the scope of this Agreement and without use of or reference to the Confidential Information of the Disclosing Party or breach of this Agreement by the receiving party, as evidenced by clear documentation.
(d)
Permitted Disclosures. The receiving party and its Affiliates are expressly authorized to disclose Confidential Information of the disclosing party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(i)
exercising the rights and performing the obligations of the receiving party under this Agreement;
(ii)
complying with applicable laws, rules and regulations;
(iii)
disclosure to FDA, EMA or any comparable or successor government agencies worldwide; or
(iv)
disclosure to employees, agents, consultants and independent contractors of the receiving party and its Affiliates (“Representatives”) only on a need-to-know basis and solely as necessary in connection with the performance of this Agreement, provided that each disclosee must be bound by similar obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Section 6 prior to any such disclosure.

In the event the receiving party or any of its Affiliates are required to make a disclosure of the Confidential Information of the disclosing party pursuant to the foregoing clause (ii), (iii) or (iv), it will, except where impracticable, provide the disclosing party at least sufficient prior written notice of any such disclosure so that the disclosing party may seek a protective order or other appropriate remedy. Notwithstanding the foregoing, the receiving party and its Affiliates shall take all reasonable action to preserve the confidentiality of the Confidential Information of the disclosing party, including, without limitation, by cooperating with the disclosing party to obtain a protective order or other appropriate remedy.

(e)
Notice of Non-Permitted Disclosure. If the receiving party becomes aware of any unauthorized use or disclosure of the Confidential Information of the disclosing party, the receiving party shall promptly notify the disclosing party in writing.
(f)
Injunctive Relief. Given the nature of the Confidential Information and the competitive damage that would result to the disclosing party upon unauthorized disclosure, use or transfer of its Confidential Information to any third party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Section 6. In addition to all other remedies, the disclosing party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 6.
7.
Intellectual Property and Work Product.
(a)
Work Product. As between the Parties and except as set forth herein, any and all results and interim or final products created during the performance of the Services, whether tangible or intangible, including, without limitation, each and every invention, discovery, design, drawing, protocol, process, technique, formula, trade secret, device, substance, material and method, whether or not patentable or copyrightable, that are made, developed, perfected, designed, conceived or first reduced to practice by BBIO and/or any of its employees, agents, consultants, subcontractors or other representatives, either solely or jointly with others, in the course and as a result of performing such Services (the “Work Product”) shall be owned by BBOT, provided, however, that the foregoing shall not apply with respect to (i) any third party subcontractor or consulting agreements entered into prior to the Effective Date, to the extent that such third party subcontractor or consulting agreement provides that such third party subcontractor or consultant may retain right, title and interest in and to any Work Product that solely comprises an improvement to any know-how or patents owned by such third party subcontractor or consultant and used in the performance of the subcontracted activities in accordance with such third party subcontractor or consulting agreement, and (ii) any third party subcontractor agreements entered into with any university or other academic or non-profit institution to the extent such third party subcontractor retains, customary, reasonable, non-exclusive rights to use any such Work Product for internal non-commercial research, educational and patient care purposes. If requested by BBOT, appropriate portions (such as, but not limited to, designs, drawings, plans, specifications, prints, and reports) of such Work Product will be furnished in electronic format. BBIO will periodically furnish Work Product to the BBOT and at least one tangible copy of all tangible Work Product, or any part thereof, upon request by BBOT, and at least one (1) tangible copy of the tangible Work Product upon completion of the Services.
(b)
Assignment to Effect Ownership. BBIO hereby assigns to BBOT any and all rights BBIO has or may acquire in Work Product, including, without limitation, all patent and other intellectual property rights therein (collectively, “Intellectual Property”), or if assignment is not permitted by law, BBIO hereby grants to BBOT an exclusive, fully paid, perpetual irrevocable, worldwide license under such rights in Work Product and Intellectual Property for any and all purposes. Subject to Section 7(a), BBIO agrees to execute any assignment or other documents reasonably necessary to convey to BBOT any right, title or other interest to Work Product and Intellectual Property as necessary to effect the ownership of Work Product and Intellectual Property by BBOT, and, at the request of BBOT, BBIO shall execute all applications for patents and any papers relating thereto which BBOT or its nominee deems reasonably necessary or proper. BBIO represents and warrants to BBOT that as of the Effective Date, each employee, consultant and subcontractor is obligated to assign all of his/her/their/its right, title and interest in and to Work Product and Intellectual Property to BBIO, other than as may be excepted in clause (i) or (ii) in Section 7(a). BBOT may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications on any patentable inventions within the Work Product to the extent owned by BBOT.

(c)
Joint Research. BBIO and BBOT agree that any new discoveries or inventions covered by a pending patent application or a provisional patent application or otherwise invented or discovered under this Agreement by BBIO and obligated to be assigned to BBOT pursuant to this Section 7 shall be considered to be part of a joint research agreement in the context of 35 U.S.C. 102(c).
8.
Representations and Covenants.
(a)
BBIO shall use best efforts to cause that certain CRADL Services Agreement, by and between Charles River Laboratories, Inc. and BridgeBio Pharma, Inc., dated July 24, 2020 (the “CRADL Agreement”), to be assigned to BBOT.
(b)
BBIO hereby agrees that BBOT shall have the full rights and benefits under the CRADL Agreement as if BBOT were the contracting party.
(c)
BBIO represents and warrants to BBOT that the only arrangements, promises or agreements related to compensation, incentives or other payments to employees and/or other service providers that are, as of the Effective Date, or will become, after the Effective Date, employees or service providers of BBOT are offer letters providing for the payment of base salaries and discretionary bonuses to the persons listed on Exhibit D and the employees and service providers listed on Exhibit D have no rights to receive from BBOT, and BBOT has no obligation to pay, any milestone or incentive payments, whether pursuant to any offer letter, employment agreement or otherwise with BBIO or BBOT (or any other Affiliate of BBIO), and any milestone or incentive payments shall be determined and paid in the sole discretion of the BBOT Board of Directors.
9.
Miscellaneous.
(a)
Governing Law. This Agreement shall be governed by and construed and enforced under the substantive laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction.
(b)
Consent to Jurisdiction. Each of the Parties hereby irrevocably: (i) consents to the exclusive personal jurisdiction of the courts of the State of California; (ii) agrees that it will not attempt to defeat or deny such personal jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any action arising out of or related to this Agreement or any of the transactions contemplated hereby in any court other than any such court.
(c)
Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(d)
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto.
(e)
Amendments and Waivers. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by BBOT or BBIO or, in the case of a waiver, the party waiving compliance. Except as specifically set forth herein to the contrary, no delay or omission by either party in exercising any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.
(f)
No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by either BBOT or BBIO without the prior written consent of the other Party; provided, that, (a) BBOT may assign this Agreement to any of its Affiliates or to a successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of the Transaction Agreement, and (b) no assignment shall relieve either Party of its obligations hereunder. Any assignment in violation of the preceding sentence will be null and void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

(g)
Entire Agreement; Severability. This Agreement, including all Services Schedules and exhibits attached hereto, which are hereby incorporated herein or by reference, together with the Transaction Agreement, including all schedules and exhibits thereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final determination of any arbitration process or final judgment of a court of competent jurisdiction, in each case, to the extent in accordance with the terms of this Agreement, declares that any term or provision hereof is invalid or unenforceable, the arbitrators or court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If there is any conflict or inconsistency between the terms and conditions of this Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the Parties regarding the Services.
(h)
Counterparts; Signatures. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. This Agreement may be executed by facsimile signature or by an electronic scan delivered by electronic mail.

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IN WITNESS WHEREOF, each Party hereto has executed this Agreement as of the date first above written.

BridgeBio Services, Inc.

By: /s/ Neil Kumar

Name: Neil Kumar

Title: Chief Executive Officer Address:

Address: [***]

Email: [***]

TheRas, Inc.

By: /s/ Neil Kumar

Name: Neil Kumar

Title: Chief Executive Officer

Address: [***]

Email: [***]

Signature Page to Transition Services Agreement

Exhibit A

Form of Service Schedule

Initial Services as of May 1, 2024

[***]

Exhibit B

Individual Milestone Payments

[***]

BBOT Services

[***]

Exhibit C

Retained Agreements and Statements of Work

[***]

EXHIBIT D

[***]